UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October  1, 2013

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 200, Suite 2 Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617) 294-9697
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2013, the Board of Directors of Caldera Pharmaceuticals, Inc. (the “Company”) voted to increase the size of the Board of Directors to seven and  appointed Timothy Tyson as a director of the Board.  For his service as director of the Company, Mr. Tyson will receive the Company’s standard compensation applicable to non-employee directors.

There are no family relationships between Mr. Tyson and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Mr. Tyson that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On October  11, 2013 the Company issued a press release announcing the appointment of Mr. Tyson as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Press Release, dated October 11, 2013*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2013	CALDERA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Gary Altman
	Name:	Gary Altman
	Title:	President and Chief Executive Officer